UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2024

BioRestorative Therapies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-37603	30-1341024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Marcus Drive Melville, New York	11747
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (631) 760-8100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BRTX	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Result of Operations and Financial Condition.

On November 12, 2024, BioRestorative Therapies, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended September 30, 2024 (the “Financial Press Release”).  The Financial Press Release also provided a business update and included details with regard to the conference call to be held to discuss the third quarter results and business update.  A copy of the Financial Press Release is furnished as Exhibit 99.1 hereto.
The information contained in the Financial Press Release is summary information that should be considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements that the Company may make by press release or otherwise from time to time.

The information furnished with this Item 2.02, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 7.01	Regulation FD Disclosure.

See Item 2.02 above.

On November 13, 2024, the Company issued a press release (the “Presentation Press Release”) announcing that additional preliminary 26 and 52 week blinded data from the ongoing Phase 2 clinical trial of BRTX-100 in subjects with chronic lumbar disc disease would be presented by Francisco Silva, the Company’s Vice President of Research and Development, at the Orthopaedic Research Society (ORS) Philadelphia Spine Research Society (PSRS) 7th International Spine Research Symposium, taking place November 10-14, 2024 in Skytop, Pennsylvania. The presentation took place on November 13, 2024.  In the Presentation Press Release, the Company also announced that at the conference call to be held to discuss the Company’s third quarter results and business update, the Company will also review the BRTX-100 presentation. A copy of the Presentation Press Release is furnished as Exhibit 99.2 hereto.  At the symposium certain presentation materials (the “Presentation Materials”) may be utilized by Mr. Silva.  A copy of the Presentation Materials is furnished as Exhibit 99.3 hereto.  The Company may use the Presentation Materials, possibly with modification, in other presentations to current and potential investors, lenders, creditors, insurers, vendors, customers, employees and others with an interest in the Company and its business

The information contained in the Presentation Press Release and the Presentation Materials is summary information that should be considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements that the Company may make by press release or otherwise from time to time.

The information in the Financial Press Release, the Presentation Press Release and the Presentation Materials is being furnished, not filed, pursuant to this Item 7.01. Accordingly, the information in the Financial Press Release, the Presentation Press Release and the Presentation Materials will not be incorporated by reference into any registration statement filed by the Company under the Securities Act unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Current Report on Form 8-K with respect to the Financial Press Release, the Presentation Press Release and the Presentation Materials is not intended to, and does not, constitute a determination or admission by the Company that the information in this Current Report on Form 8-K with respect to the Financial Press Release, the Presentation Press Release and the Presentation Materials is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press release, dated November 12, 2024, issued by BioRestorative Therapies, Inc.

99.2	Press release, dated November 13, 2024, issued by BioRestorative Therapies, Inc.

99.3	Presentation Materials

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name

Dated: November 13, 2024	By:	/s/ Robert Kristal
Robert Kristal
Chief Financial Officer